UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2003

MEREDITH ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31514	95-4246740
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Sand Hill Road Building 2, Suite 120 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 233-7140

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

ITEM 5 – Other Events

On November 24, 2003, we sold our light industrial property in Chino, CA for $2,300,000 to an unrelated buyer. This property has been vacant since April 2003. We estimate we will recognize a gain of approximately $450,000.

ITEM 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Exhibits – none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEREDITH ENTERPRISES, INC. (Registrant)

Date: November 26, 2003	/s/ Charles P. Wingard

Charles P. Wingard Chief Financial Officer